GEHL COMPANY
                             1995 Stock Option Plan

   Section 1.  Purpose

        The purpose of the Gehl Company 1995 Stock Option Plan (the "Plan") is to promote the best interests of Gehl Company (together with any successor thereto, the "Company") and its shareholders by providing key employees of the Company and its Affiliates (as defined below) and members of the Company's Board of Directors who are not employees of the Company or its Affiliates with an opportunity to acquire a proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

   Section 2.  Definitions

        As used in the Plan, the following terms shall have the respective meanings set forth below:

        (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

        (b)  "Award" shall mean any Option granted under the Plan.

        (c) "Stock Option Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award under the Plan.

        (d) "Change of Control of the Company" shall mean any one of the following events: (i) securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities are acquired pursuant to a tender offer or exchange offer; (ii) the shareholders of the Company approve a merger or consolidation of the Company with any other Person as a result of which less than 50% of the outstanding voting securities of the surviving or resulting Person are owned by the former shareholders of the Company (other than a shareholder who is an Affiliate of any party to such consolidation or merger); (iii) the shareholders of the Company approve the sale of substantially all of the Company's assets to a Person which is not a wholly-owned subsidiary of the Company; (iv) any person becomes a beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act (or any successor provision thereto)), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities the effect of which (as determined by the Board of Directors of the Company and, in the case of Non-Qualified Stock Options granted to Non-Employee Directors under the Plan, to the extent permitted by Rule 16b-3) is to take over control of the Company; or (v) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors of the Company then in office who were directors of the Company at the beginning of the period.

        (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        (f) "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

        (g) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and comprised of not less than two directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 and each of whom is an "outside director" within the meaning of Section 162(m)(4)(C) of the Code (or any successor provision thereto).

        (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (i) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

        (j)  "Incentive Stock Option" shall mean an option granted under
   Section 6(a) of the Plan that is intended to meet the requirements of
   Section 422 of the Code (or any successor provision thereto).

        (k) "Key Employee" shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee.

        (l) "Non-Employee Director" shall mean any member of the Company's Board of Directors who is not an employee of the Company or of any Affiliate.

        (m)  "Non-Qualified Stock Option" shall mean an option granted under
   Section 6(a) of the Plan that is not intended to be an Incentive Stock Option and shall mean any option granted to a Non-Employee Director under
   Section 6(b) of the Plan.

        (n) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

        (o) "Participating Key Employee" shall mean a Key Employee designated to be granted an Award under the Plan.

        (p) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

        (q) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

        (r) "Shares" shall mean shares of common stock of the Company, $.10 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

   Section 3.  Administration

        The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee consisting of those members of the Board of Directors of the Company who qualify as "disinterested persons" under Rule 16b-3 and as "outside directors" under Section 162(m)(4)(C) of the Code (or any successor provision thereto). Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full power and authority to: (i) designate Participating Key Employees; (ii) determine the type or types of Awards to be granted to each Participating Key Employee under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to Participating Key Employees; (iv) determine the terms and conditions of any Award granted to a Participating Key Employee; (v) determine whether, to what extent, and under what circumstances Awards granted to Participating Key Employees may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Stock Option Agreement); (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participating Key Employee, any Non-Employee Director, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate. Notwithstanding the foregoing, Awards to Non-Employee Directors under the Plan shall be automatic and the amount and terms of such Awards shall be determined as provided in Section 6(b) of the Plan.

   Section 4.  Shares Available for Award

        (a)  Shares Available.  Subject to adjustment as provided in Section
   4(b):

             (i) Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 600,000. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan.

             (ii) Limitations on Awards to Individual Participants. During any one calendar year, no Participating Key Employee shall be granted Awards under the Plan that could result in such Participating Key Employee receiving Options for more than 100,000 Shares under the Plan. Such number of Shares as specified in the preceding sentence shall be subject to adjustment in accordance with the terms of Section 4(b) hereof. In all cases, determinations under this Section 4(a)(ii) shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code (or any successor provision thereto) and any regulations promulgated thereunder.

             (iii) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

             (iv) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

        (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to an Award shall always be a whole number. Notwithstanding the foregoing, Non-Qualified Stock Options subject to grant or previously granted to Non-Employee Directors under Section 6(b) of the Plan at the time of any event described in the preceding sentence shall be subject to only such adjustments as shall be necessary to maintain the relative proportionate interest represented thereby immediately prior to any such event and to preserve, without exceeding, the value of such Options.

   Section 5.  Eligibility

        Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, who is not a member of the Committee shall be eligible to be designated a Participating Key Employee. All Non-Employee Directors shall receive Awards of Non-Qualified Stock Options as provided in Section 6(b).

   Section 6.  Awards

        (a) Option Awards to Key Employees. The Committee is hereby authorized to grant Options to Key Employees with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

             (i) Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

             (ii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

             (iii) Exercisability and Method of Exercise. An Option shall become exercisable in such manner (including, without limitation, accelerated exercisability in the event of Change of Control of the Company) and within such period or periods and in such installments or otherwise as shall be determined by the Committee. Unless the Committee shall otherwise determine on or prior to the date of grant of an Option, such Option may be exercised, in whole or in part, from and after the date it was granted in accordance with the following schedule:

                                    Cumulative Percentage of Shares Subject
                                    to Option Which May be Purchased (which
        Elapsed Period of Time       number of Shares shall be rounded down
     After Date Option is Granted         to the nearest whole number)

        Less than One (1) Year                         0%

             One (1) Year                           33-1/3%

            Two (2) Years                           66-2/3%

           Three (3) Years                            100%

   The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

             (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board of Directors of the Company.

        (b)  Non-Qualified Stock Option Awards to Non-Employee Directors.

             (i) Eligibility. Each Non-Employee Director shall automatically be granted Non-Qualified Stock Options under the Plan in the manner set forth in this Section 6(b). A Non-Employee Director may hold more than one Non-Qualified Stock Option, but only on the terms and subject to any restrictions set forth herein.

             (ii) Annual Option Grants to Non-Employee Directors. Each Non-Employee Director (if he or she continues to serve in such capacity) shall, on the day following the annual meeting of shareholders in each year during the time the Plan is in effect, automatically be granted a Non-Qualified Stock Option to purchase 2,000 Shares (which number of Shares shall be subject to adjustment in the manner provided in Section 4(b) hereof).

             (iii)  Grant Limitation.  Notwithstanding the provisions of
   Section 6(b)(ii) hereof, Non-Qualified Stock Options shall be automatically granted to Non-Employee Directors under the Plan only for so long as the Plan remains in effect and a sufficient number of Shares are available hereunder for the granting of such Options.

             (iv) Exercise Price. The exercise price per Share for a Non-Qualified Stock Option granted to a Non-Employee Director under the Plan shall be equal to 100% of the "market value" of a Share on the date of grant of such Option. The "market value" of a Share on the date of grant to the Non-Employee Director shall be the last sale price per Share for the Shares on The Nasdaq Stock Market on the trading date next preceding such grant date; provided, however, that if the principal market for the Shares is then a national securities exchange, the "market value" shall be the closing price per Share for the Shares on the principal securities exchange on which the Shares are traded on the trading date next preceding the date of grant, or, in either case above, if no trading occurred on the trading date next preceding the date on which the Non-Qualified Stock Option is granted, then the "market price" per Share shall be determined with reference to the next preceding date on which the Shares were traded.

             (v) Exercisability of Options. Non-Qualified Stock Options granted to Non-Employee Directors under the Plan shall become exercisable in accordance with the following schedule:

                                     Cumulative Percentage of Shares Subject
                                     to Option Which May be Purchased (which
        Elapsed Period of Time          number of Shares shall be rounded
     After Date Option is Granted       down to the nearest whole number)

        Less than One (1) Year                         0%

             One (1) Year                            33-1/3%

             Two (2) Years                           66-2/3%

            Three (3) Years                           100%


   Notwithstanding the foregoing schedule, if a Non-Employee Director ceases to be a director of the Company by reason of death, disability or retirement within three (3) years after the date of grant or in the event of a Change of Control of the Company within three (3) years after the date of grant, the Option shall become immediately exercisable in full.

             (vi) Termination of Options. Non-Qualified Stock Options granted to Non-Employee Directors shall terminate on the earlier of:

                    (A)     ten years after the date of grant; or

                    (B) twelve months after the Non-Employee Director ceases to be a director of the Company for any reason, including as a result of the Non-Employee Director's death, disability or retirement.

             (vii) Exercise of Options. A Non-Qualified Stock Option granted to a Non-Employee Director may be exercised, subject to its terms and conditions and the terms and conditions of the Plan, in full at any time or in part from time to time by delivery to the Secretary of the Company at the Company's principal office in West Bend, Wisconsin, of a written notice of exercise specifying the number of shares with respect to which the Option is being exercised. Any notice of exercise shall be accompanied by full payment of the exercise price of the Shares being purchased (x) in cash or its equivalent; (y) by tendering previously acquired Shares (valued at their "market value" [as determined in accordance with Section 6(b)(iv)] as of the date of exercise); or (z) by any combination of the means of payment set forth in subparagraphs (x) and
   (y). For purposes of subparagraphs (y) and (z) above, the term "previously acquired Shares" shall only include Shares owned by the Non-Employee Director prior to the exercise of the Option for which payment is being made and shall not include Shares which are being acquired pursuant to the exercise of said Option. No shares will be issued until full payment therefor has been made.

        (c)  General.

             (i) No Consideration for Awards. Awards shall be granted to Participating Key Employees without the requirement of cash consideration unless otherwise determined by the Committee. Awards of Non-Qualified Stock Options granted to Non-Employee Directors under Section 6(b) of the Plan shall be granted for no cash consideration unless otherwise required by law.

             (ii) Award Agreements. Each Award granted under the Plan shall be evidenced by a Stock Option Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

             (iii) Awards May Be Granted Separately or Together. Awards to Participating Key Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

             (iv) Limits on Transfer of Awards. No Award, and no right under any such Award, shall be assignable, alienable, salable, or transferable by a Participating Key Employee or a Non-Employee Director otherwise than by will or by the laws of descent and distribution; provided, however, that a Participating Key Employee at the discretion of the Committee may, and a Non-Employee Director shall, be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participating Key Employee or the Non-Employee Director, as the case may be. Each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participating Key Employee or the Non-Employee Director, only by such individual or, if permissible under applicable law, by such individual's guardian or legal representative. No Award, and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

             (v) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee but the expiration date of an Award shall be not later than ten years after the date such Award is granted.

             (vi) Share Certificates; Representation. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Key Employee, Non-Employee Director or other Person who acquires Shares under the Plan by means of an Award originally made to a Participating Key Employee or a Non-Employee Director to represent to the Company in writing that such Participating Key Employee, Non-Employee Director or other Person is acquiring the Shares without a view to the distribution thereof.

   Section 7. Amendment and Termination of the Plan; Correction of Defects and Omissions

        (a) Amendments to and Termination of the Plan. The Board of Directors of the Company may at any time amend, alter, suspend, discontinue, or terminate the Plan; provided, however, that the provisions of Section 6(b) of the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder; and provided further that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by:
   (i) the rules and/or regulations promulgated under Section 16 of the Exchange Act (in order for the Plan to remain qualified under Rule 16b-3),
   (ii) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan), or (iii) the quotation or listing requirements of The Nasdaq Stock Market or any principal securities exchange or market on which the Shares are then traded (in order to maintain the quotation or listing of the Shares thereon). Termination of the Plan shall not affect the rights of Participating Key Employees or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

        (b) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award or Stock Option Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

   Section 8.  General Provisions

        (a) No Rights to Awards. No Key Employee, Participating Key Employee or other Person (other than a Non-Employee Director to the extent provided in Section 6(b) of the Plan) shall have any claim to be granted an Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participating Key Employee.

        (b) Withholding. No later than the date as to which an amount first becomes includible in the gross income of a Participating Key Employee for federal income tax purposes with respect to any Award under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Key Employees under the Plan may be settled with Shares, including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

        (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        (d) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Key Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Stock Option Agreement. The grant of an Award to a Non-Employee Director pursuant to Section 6(b) of the Plan shall confer no right on such Non-Employee Director to continue as a director of the Company. Except for rights accorded under the Plan and under any applicable Stock Option Agreement, Participating Key Employees and Non-Employee Directors shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

        (e) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participating Key Employee, any Non-Employee Director or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

        (f) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Wisconsin and applicable federal law.

        (g) Severability. If any provision of the Plan or any Stock Option Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Stock Option Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Stock Option Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan, any such Stock Option Agreement and any such Award shall remain in full force and effect.

        (h) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Stock Option Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

        (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

   Section 9.  Effective Date of the Plan

        The Plan shall be effective on the date of adoption of the Plan by the Board of Directors of the Company provided that the Plan is approved by the shareholders of the Company within twelve months following the date of adoption of the Plan by the Board of Directors. All Awards granted prior to shareholder approval of the Plan shall be subject to such approval and shall not be exercisable until after such approval.